RYAN'S FAMILY STEAK HOUSES, INC.

                       AMENDMENT AGREEMENT


                                              As of July 25, 2003


TO EACH OF THE CURRENT HOLDERS
NAMED IN ANNEX 1 HERETO

Ladies and Gentlemen:

       Ryan's   Family  Steak  Houses,  Inc.,  a  South  Carolina
corporation (hereinafter, the "Company"), together with its successors and assigns, agrees with you as follows:

1.   PRELIMINARY STATEMENTS.

     1.1. Note Issuance, etc.

     The Company issued and sold Seventy Five Million Dollars ($75,000,000) in aggregate principal amount of its 9.02% Senior Notes due January 28, 2008 (as they may be amended, restated or otherwise modified from time to time, the "Notes") pursuant to separate Note Purchase Agreements, each dated as of January 28, 2000, between the Company and the purchasers identified on Schedule A thereto, (as in effect immediately prior to the effectiveness of the amendments provided for by this Amendment Agreement (this "Amendment Agreement"), the "Existing Note Agreements", and as amended by this Amendment Agreement, the "Note Agreements").

     The register for the registration and transfer of the Notes indicates that the Persons named in Annex 1 hereto (the "Current
Holders") are currently the holders of the entire outstanding principal amount of the Notes.

2.   DEFINED TERMS.

     Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Existing Note
Agreements.

3.   AMENDMENTS TO EXISTING NOTE AGREEMENTS.

     The Company has requested that the Current Holders consent to the amendment of certain provisions of the Existing Note Agreements in the manner specified in Exhibit A hereto (collectively, the "Amendments"). Subject to the satisfaction by the Company of the terms and conditions hereof, the Current Holders hereby agree to the Company's request.

4.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     To induce you to enter into this Amendment Agreement and to consent to the Amendments, the Company represents and warrants as follows:

     4.1. Reaffirmation of Representations and Warranties.

     Except as noted on Schedule 4.1, all of the representations and warranties contained in Section 5 of the Existing Note
Agreements are true in all material respects with the same force and effect as if made by the Company on the date hereof.

     4.2. Organization, Power and Authority, etc.

     The Company is a corporation duly incorporated and validly existing in good standing under the laws of South Carolina and has all requisite corporate power and authority to enter into and perform its obligations under this Amendment Agreement.

     4.3. Legal Validity.

     The execution and delivery of this Amendment Agreement by the Company and compliance by the Company with its obligations hereunder and under the Note Agreements: (a) are within the corporate powers of the Company; and (b) are legal and do not conflict with, result in any breach of, constitute a default under, or result in the creation of any Lien upon any property of the Company under the provisions of: (i) any charter instrument or bylaw to which the Company is a party or by which the Company or any of its property may be bound; (ii) any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to either the Company or its property; or
(iii) any agreement or instrument to which the Company is a party or by which the Company or any of its property may be bound or any statute or other rule or regulation of any governmental authority applicable to the Company or its property, except where such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect.

     This Amendment Agreement has been duly authorized by all necessary action on the part of the Company, has been executed and delivered by a duly authorized officer of the Company, and each of the Amendment Agreement and the Note Agreements constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its respective terms, except that enforceability may be limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors' rights generally and subject to the availability of equitable remedies.

     4.4. No Defaults.

     After giving effect to the Amendments set forth in this Amendment Agreement, no Default or Event of Default will exist.

5.   EFFECTIVENESS OF AMENDMENTS.

     The Amendments shall become effective as of July 25, 2003 (the "Effective Date") upon (a) receipt by the Company of the written consent of the Required Holders, (b) the Intercreditor Agreement shall have been amended on terms satisfactory to Current Holders, (c) receipt by the Current Holders of an amendment to the Pledge Agreement in the form attached hereto as Exhibit B, and (d) payment of the fees and expenses of Bingham McCutchen LLP pursuant to an estimated invoice delivered at least one Business Day prior to the Effective Date.

6.   EXPENSES.

     Whether or not the Amendments become effective, the Company will promptly (and in any event on the Effective Date as provided in Section 5 and otherwise within thirty (30) days of receiving any statement or invoice therefor) pay all fees, expenses and costs relating to this Amendment Agreement, including, but not limited to, the reasonable fees of your special counsel, Bingham McCutchen LLP, incurred in connection with the preparation, negotiation and delivery of this Amendment Agreement and any other documents related thereto. Nothing in this Section shall limit the Company's obligations pursuant to Section 15.1 of the Existing Note Agreements.

7.   MISCELLANEOUS.

     7.1. Part of Existing Note Agreements; Future References, etc.

          This   Amendment  Agreement  shall  be   construed   in
     connection  with  and  as  a  part  of  the  Existing   Note
     Agreements and, except as expressly amended by this Amendment Agreement, all terms, conditions and covenants contained in the Existing Note Agreements are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment Agreement may refer to the Existing Note Agreements without making specific reference to this Amendment Agreement, but nevertheless all such references shall include this Amendment Agreement unless the context otherwise requires.

     7.2. Pledge Agreement Amendment

          By their execution below, each of the Holders consent to the Amendment to the Pledge Agreement in the form attached hereto as Exhibit B and instruct the Collateral Agent to execute and deliver such Amendment to the Company.

     7.3. Counterparts.

          This Amendment Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     7.4. Governing Law.

          THIS AMENDMENT AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN NEW YORK.

     [Remainder of page intentionally left blank; next page
                       is signature page.]

      If you are in agreement with the foregoing, please so indicate by signing the acceptance below on the accompanying counterpart of this agreement and returning it to the Company, whereupon it will become a binding agreement among you and the Company.



                                   RYAN'S FAMILY STEAK HOUSES,
                                   INC.



                                   By:   /s/ Fred T. Grant,
                                   Jr.
                                   Name:     Fred T. Grant, Jr.
                                   Title:    Senior Vice
                                   President - Finance


      The foregoing Amendment Agreement is hereby accepted as of the date first above written.



THE PRUDENTIAL INSURANCE COMPANY OF AMERICA



By___/s/ Christopher H. Carey _______
Name:     Christopher H. Carey
Title:    Vice President


J. ROMEO & CO., as nominee for
MONY LIFE INSURANCE COMPANY



By____/s/ Michael Kurzyna______________
Name:     Michael Kurzyna
Title:    As Partner


UNITED OF OMAHA LIFE INSURANCE COMPANY



By____/s/ Edwin H. Garrison, Jr.____________
Name:     Edwin H. Garrison, Jr.
Title:    First Vice President


MUTUAL OF OMAHA INSURANCE COMPANY



By____/s/ Edwin H. Garrison, Jr.____________
Name:     Edwin H. Garrison, Jr.
Title:    First Vice President


COMPANION LIFE INSURANCE COMPANY



By____/s/ Edwin H. Garrison, Jr.____________
Name:     Edwin H. Garrison, Jr.
Title:    Authorized Representative


FLEET NATIONAL BANK



By__/s/ Cristin M. O'Hara _____________
Name:     Cristin M. O'Hara
Title:    Director
                             Annex 1

              CURRENT HOLDERS AND PRINCIPAL AMOUNTS

        Name of Current Holder            Aggregate Principal
                                                 Amount
                                             of Notes Held
The Prudential Insurance Company of           $40,000,000
America
MONY Life Insurance Company                   $15,000,000
United of Omaha Life Insurance Company         $4,000,000
Mutual of Omaha Insurance Company              $4,000,000
Companion Life Insurance Company               $2,000,000
Nationwide Life Insurance Company              $3,000,000
Nationwide Life and Annuity Insurance          $2,000,000
Company
Fleet National Bank                            $5,000,000



                            Exhibit A

             AMENDMENTS TO EXISTING NOTE AGREEMENTS


     1. Section 4.12 of each of the Existing Note Agreements is hereby amended and restated in its entirety to read as follows:

     "4.12     Intercreditor Agreement.

     An amended and restated intercreditor and collateral agency agreement substantially in the form of Exhibit 4.12 (as amended, supplemented, restated or otherwise modified from time to time, the "Intercreditor Agreement") shall have been duly executed and delivered, in each case to the extent required by the Intercreditor Agreement as defined in the Existing Note Agreements, by the Purchasers, the holders of the 2003 Senior Notes, the Collateral Agent and Bank of America, N.A., as administrative agent for the Lenders, and acknowledged and agreed to by the Company and the Subsidiary Guarantors, and a copy thereof evidencing the due execution and delivery shall be delivered to you."

     2. Section 7.1(i) of each of the Existing Note Agreements is hereby amended and restated in its entirety to read as follows:

     "(i) Amendments to Credit Facility and 2003 Note Agreement - promptly, copies of any amendments, modifications or supplements to any agreement or instrument evidencing any obligation in respect of the Credit Facility or the 2003 Note Agreement;"

     3. Section 7.1(k) of each of the Existing Note Agreements is hereby amended and restated in its entirety to read as follows:

     "(k) Information Provided to Lenders - at any time during the existence of any "Default" or "Event of Default" under and as defined in the Credit Facility or the 2003 Note Agreement or during the existence of any Default or Event of Default, promptly upon their becoming available, copies of any statement, report, notice or certificate furnished to the Lenders or any agent for the Lenders under the Credit Facility or the holders of the 2003 Senior Notes, to the extent that the information contained therein has not already been delivered to each holder of Notes; and"

     4. Section 8.1 of each of the Existing Note Agreements is hereby amended by deleting the phrase "January 29" therein and substituting "January 28" in lieu thereof.
5. Section 9.7(a)(i) - a(ii) of each of the Existing Note Agreements are hereby amended and restated in their entirety to read as follows:

     "(a) if it is a Domestic Subsidiary, become a party to

          (i) the Subsidiary Guarantee, by executing and delivering a joinder agreement in the form of Exhibit A thereto, and

          (ii) the Contribution Agreement, by executing and delivering a joinder agreement in the form of Exhibit A thereto;"

     6. Section 9.9 of each of the Existing Note Agreements is hereby amended and restated in its entirety to read as follows:

     "9.9 Pari Passu Ranking.

     To the extent that proceeds from the Collateral would not at any time be sufficient to satisfy in full all obligations owing in respect of the Notes and the Subsidiary Guarantee at such time, the portion of such obligations which would not be so satisfied shall rank pari passu, without preference or priority, with all other outstanding, unsecured, unsubordinated obligations of the Company and the Subsidiary Guarantors (as the case may be), present and future, that have not been accorded by law preferential rights. Without limitation of the foregoing, all obligations of the Company and the Subsidiaries owing in respect of this Agreement, the Notes and the Subsidiary Guarantee shall rank pari passu, without preference or priority, with all obligations of the Company and the Subsidiaries owing in respect of the Credit Facility and the 2003 Note Agreement and all Guaranties of such obligations executed by any Subsidiaries in connection therewith."

     7. Section 10.4 of each of the Existing Note Agreements are hereby amended and restated in their entirety to read as follows:

          "10.4.  Fixed Charge Coverage Ratio.

     The Company shall not permit the Fixed Charge Coverage Ratio, as of the last day of each fiscal quarter of the Company, to be less than 2.25 to 1.00; provided, however, that if scheduled principal payments are due and payable with respect to both the Notes and the 2003 Senior Notes during the four fiscal quarter period of the Company included in any calculation of the Fixed Charge Coverage Ratio, the minimum Fixed Charge Coverage
Ratio required by this Section 10.4 as of the last day of such four fiscal quarter period shall be stepped down to 2.00:1.00."

     8. Section 10.5 of each of the Existing Note Agreements are hereby amended and restated in their entirety to read as follows:

          "10.5.  Restricted Payments and Restricted Investments.

     The Company will not, and will not permit any of its Subsidiaries to, declare, make or incur any liability to declare or make any Restricted Payment or any Restricted Investment unless, immediately prior, and immediately after giving effect, to the making of such Restricted Payment or Restricted Investment, no Default or Event of Default would exist and, with respect to Restricted Payments, immediately after giving effect to such action, the aggregate amount of such Restricted Payments of the Company and its Subsidiaries declared or made during the period commencing on June 30, 2003, and ending on the date such Restricted Payment is declared or made, inclusive, would not exceed the sum of:

          (a)  $11,049,500, plus

          (b) 50% of Net Income for such period (or minus 100% of Net Income for such period if Net Income for such period is a loss), plus

          (c) the aggregate amount of net proceeds arising from sales of the Company's Capital Stock during such period, plus

          (d) the Carryforward Restricted Payment Basket (as determined below).


As used herein, the term "Unused Capital Expenditure Allowance" means, for any fiscal year, the amount by which Permitted Capital Expenditures for such fiscal year exceeds the aggregate amount of Capital Expenditures actually made by the Company and its Subsidiaries during such fiscal year. As used herein, the term "Carryforward Capital Expenditure Basket" shall mean the portion, if any, of all Unused Capital Expenditure Allowance allocated by the Company pursuant to the paragraph below in Section 10.5 for Capital Expenditures in future fiscal years. The term "Carryforward Restricted Payment Basket" shall mean the portion, if any, of all Unused Capital Expenditure Allowance allocated by the Company pursuant to the paragraph below in Section 10.5 for permitted Restricted Payments in future fiscal years.

      (c) Within 90 days after the end of each fiscal year, commencing with fiscal year 2003, after or with delivery of the audited annual financial statements with respect to such fiscal year, the Company shall notify the holders of the Notes of (i) the Unused Capital Expenditure Allowance for such immediately preceding fiscal year and (ii) the Company's allocation of such Unused Capital Expenditure Allowance in whole or in part to the Carryforward Capital Expenditure Basket and/or the Carryforward Restricted Payment Basket, whereupon the Carryforward Capital Expenditure Basket and Carryforward Restricted Payment Basket shall be immediately increased by the amounts allocated thereto. Notwithstanding the foregoing, (x) the Carryforward Capital Expenditure Basket may not be increased in any fiscal year by more than $10,000,000, (y) the Carryforward Restricted Payment Basket may not be increased in any fiscal year by more than $25,000,000, and (z) no increase in the Carryforward Restricted Payment Basket shall be permitted if the aggregate amount of Capital Expenditures made in the immediately preceding fiscal year was less than $40,000,000." If the Company fails to deliver such notice to the holders of the Notes in the time required, the Unused Capital Expenditure Allowance shall be allocated first to the Carryforward Restricted Payment Basket and then to the Carryforward Capital Expenditure Basket.

     9. The following definitions are hereby added to Schedule B of each of the Existing Note Agreements in its proper alphabetical order to read as follows:

          "`2003  Senior Notes' means, collectively those certain
     4.65% Senior Notes due July 25, 2013 issued by the Company in the aggregate original principal amount of $100,000,000 pursuant to the 2003 Note Agreement.

          "2003  Note Agreement" means that certain Note Purchase
     Agreement dated as of July 25, 2003 among the Company and the purchasers listed on Schedule A thereto.

          "Capital Expenditures" means, as applied to any Person,
     all  expenditures by such Person which, in  accordance  with
     GAAP,   would   be   classified  as  capital   expenditures,
     including, without limitations, Capital Leases.

          "Permitted  Capital  Expenditures"  means  the   dollar
     amounts set forth below opposite the fiscal year for the relevant testing period:

             Fiscal Year         Amount
             2003                $ 87,000,000
             2004                $ 90,000,000
             2005                $ 94,000,000
             2006                $ 98,000,000
             2007                $102,000,000

     10. The definition of "Secured Parties" appearing in Schedule B of each of the Existing Note Agreements is hereby amended and restated in its entirety to read as follows:

          "`Secured  Parties' means and includes the lenders  and
     the  holders  from time to time of the Notes  and  the  2003
     Senior Notes."

     11. Exhibit 4.11(a) to each of the Existing Note Agreement is hereby deleted and replaced with Exhibit C hereto.
12. Exhibit 4.11(b) to each of the Existing Note Agreement is hereby deleted and replaced with Exhibit D hereto

     12. Exhibit 4.12 to each of the Existing Note Agreement is hereby deleted and replaced with Exhibit E hereto.





                            EXHIBIT B

          Form of Amended and Restated Pledge Agreement





                          See Attached

                            EXHIBIT C

                  Form of Subsidiary Guarantee





                          See Attached

                            EXHIBIT D

                 Form of Contribution Agreement





                          See Attached

                            EXHIBIT E

                 Form of Intercreditor Agreement





                          See Attached